                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of September 5, 1996 between Donnkenny Apparel, Inc. (the "Company"), and Mr. Harvey Horowitz ("Employee").

                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, the Company desires to enter into this Employment Agreement with Employee, and Employee desires to be employed by the Company, on the terms and conditions set forth in this Employment Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

         1. (a) Term of Employment. Subject to the terms and conditions hereinafter set forth, the Company shall employ Employee and Employee shall be employed by the Company, or of any subsidiary or affiliate of the Company as the Company shall from time to time select, for an employment term of three (3) years commencing as of October 1, 1996 and terminating on September 30, 1999 (the "Initial Term"). Such three (3) year period, as it may be extended pursuant to paragraph 1(b) below, or such shorter period as may be contemplated by this Employment Agreement during which Employee shall be employed by the Company is hereinafter called the "Term of Employment."

            (b) Renewal. Following the Initial Term, this Employment Agreement shall be automatically renewed upon the same terms and conditions hereof for successive one-year periods unless either party gives the other party 60 days prior written notice of termination before the end of any such one-year period.

         2. (a) Scope of Employment. During the Term of Employment, Employee shall be employed as Vice President, General Counsel and Director of Operations and shall report directly to the President of the Company. In addition, Employee shall well and faithfully render and perform such other reasonable executive and managerial services as may be assigned to him, from time to time, by or under the authority of the Board of Directors or the President of the Company. Employee will devote his full time and efforts to the business and affairs of the Company, as now or hereafter conducted, and shall be at all times subject to the direction and control of the Board of Directors or the President of the Company. Employee shall render such services to the best of his ability and shall use his best efforts to promote the interests of the Company. Employee will not engage in any capacity or activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company.

            (b) Board Positions. Notwithstanding anything to the contrary contained herein, Employee may continue to serve on the Boards of Director or similar governing bodies of the United Jewish Appeal, Queens College, Paul Taylor Dancers, and such other

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charitable, educational or arts-related organizations as Employee may elect from time to time so long as any such position does not conflict with Employee's obligations hereunder.

         3. (a) Compensation. As full compensation for all services provided for herein, the Company will pay, or cause to be paid, to Employee, and Employee will accept:

                (i) a salary of $400,000 for the year ending September 30, 1997, with an annual increase of 5% for each subsequent year during the Term of Employment. The salary shall be paid in regular installments in accordance with the Company's usual paying practices, but not less frequently than monthly (the "Base Salary"); and

                (ii) a bonus (the "Bonus") for each of the fiscal years (pro rated for any partial fiscal years) during the Term of Employment, based upon the Company's "pre-tax profits" (as hereinafter defined). Employee shall receive a Bonus in the amount set forth in the following table:

         Amount of Pre-tax Profits
         per Fiscal Year                    Aggregate Amount of Bonus
         -------------------------          -------------------------

         to $10,000,000                             $100,000
         $10,000,001-$20,000,000                    $200,000
         $20,000,001-$30,000,000                    $300,000

         If the pre-tax profits should exceed $30,000,000 in any fiscal year, an additional bonus may be payable at the Company's discretion.

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

         Such Base Salary and Bonus payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations or order or by agreement with, or consent of, Employee. Such payments may be made by check or checks of the Company or any of its parent, subsidiaries or affiliates as the Company may, from time to time, find proper and appropriate. The Employee's Bonus shall be paid not more than one hundred twenty (120) days after the end of each of the Company's fiscal years. If Employee terminates his employment with the Company or if his employment is terminated by the Company for cause (as hereinafter defined), no Bonus shall be due or payable to Employee for the Term of Employment. If the Company terminates this Employment Agreement in accordance with the terms hereof for any reason other than cause, the Company shall pay to Employee the Bonus for the fiscal year during which such termination occurs, as determined herein, prorated by multiplying the pre-tax profits of the Company for such fiscal year by a fraction, the numerator of which is the number of days of actual employment pursuant to this Employment Agreement and the denominator of which is 365, and thereafter Employee shall not be entitled to receive any Bonus with respect to any subsequent periods.

         (b) Pre-tax Profits of the Company Defined. For purposes of this Employment Agreement, "pre-tax profits" shall be

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

as determined by the Company's internal accounting department in accordance with the Company's accounting practice.

            The determination of the Company's internal accounting department as to pre-tax profits shall be final and binding on the parties and shall not be subject to arbitration as provided herein unless the arbitration proceeding is commenced within six (6) months after the parties are advised of such determination.

         4. Expenses. Employee shall be entitled to (a) a non-accountable expense allowance of $2,000 per month to cover his car lease and maintenance payments, bar association and other professional organization membership dues, and home office expenses and (b) reimbursement by the Company for other reasonable expenses actually incurred by him on the Company's behalf, in the course of his employment, upon the presentation by Employee, from time to time, of an itemized account of such expenditures together with such vouchers and other receipts as the Company may request.

         5. Vacation. Employee shall be entitled to vacations in accordance with the Company's prevailing policy for its operating executives as in prior years.

         6. Termination.

            (a) Disability. If, during the Term of Employment, Employee shall be unable, for a period of more than three (3) consecutive months or for periods aggregating more than twenty (20)

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

weeks in any fifty-two (52) consecutive weeks to perform the services provided for herein as a result of illness, incapacity or a physical or other disability of any nature, the Company may, upon not less than thirty (30) days notice, terminate Employee's employment hereunder. The Company shall pay to Employee, or his legal representatives, compensation as specified in paragraph 3 hereof to the end of the month in which such termination occurs. Employee shall be considered unable to perform the services provided for herein if he is unable to attend to the normal duties required of him. Upon completion of the termination payments provided for in this paragraph, all of the Company's obligations to pay compensation under this Employment Agreement shall cease.

            (b) Death. If Employee shall die during the Term of Employment, this Employment Agreement shall terminate at the end of the month in which Employee's death takes place and Employee's estate shall continue to receive the compensation specified in paragraph 3 hereof until the end of such month and Employee's family's coverage under the Company's medical and hospitalization plan will continue for a period of six (6) months thereafter.

            (c) For Cause. In addition to the provisions for the cancellation and/or termination hereof hereinabove provided, the Company may, at any time and in its sole discretion, terminate and/or cancel this Employment Agreement and the Term of Employment for cause (as hereinafter defined) by sending notice to the Employee of its intention to so cancel and/or terminate.

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

Cancellation and/or termination under this paragraph shall become effective within forty-eight (48) hours of the date of receipt of notice under this paragraph, without Employee having any recourse against the Company for damages.

         For purposes of this Employment Agreement, "cause" shall be defined to mean (i) fraud, dishonesty or similar malfeasance, (ii) substantial refusal to comply or default in complying with the Company's reasonable directions and/or failure to comply or perform any of the material terms and/or obligations of this Employment Agreement and such refusal, default or failure continues for a period of more than ten (10) days after receipt by Employee of notice from the Company setting forth in reasonable detail the activity by Employee which the Company deems to be cause for termination of this Employment Agreement or (iii) Employee's alcohol or drug abuse.

            (d) Change of Control. In the event Mr. Richard Rubin no longer serves in an executive management position with the Company, Employee may, upon not less than thirty (30) days notice, terminate his employment hereunder and the Company shall continue to pay to Employee compensation as specified in paragraph 3 hereof for a period of one year following the Initial Term.

            (e) Election Not to Renew. In the event the Company elects not to renew this Employment Agreement pursuant to paragraph 1(b), the Company shall pay to Employee compensation as specified in paragraph 3 hereof for a period of one year following the end of the Term of Employment.

         7. Benefits.

            (a) Employee shall be entitled to participate in all group life insurance, group disability insurance, medical and hospitalization plans, and pension and profit sharing plans as are presently being offered by the Company or which may hereafter, during the Term of Employment, be offered to its operating executives on a company wide basis.

            (b) From and after the date of this Employment Agreement the term "compensation" as used in any pension or profit sharing plan maintained by the Company shall include only the Base Salary (exclusive of the Bonus) payable hereunder.

         8. Disclosure. Employee will not any at time, directly or indirectly, disclose or furnish to any other person, firm or corporation:

            (a) any information concerning the methods of conducting or obtaining business, of manufacturing or advertising products, or of obtaining customers;

            (b) any confidential information acquired by him during the course of his employment by the Company, including, without limiting the generality of the foregoing, the names of any customers or prospective customers of, or any person, firm or corporation who or which have or shall have traded or dealt with, the Company (whether such customers have been obtained by Employee or otherwise); and/or

            (c) any confidential information relating to the products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties of the Company.

         9. Covenants Not to Compete.

            (a) During the Term of Employment, Employee agrees not to engage, directly or indirectly, in any business which is competitive with the business now or at any time during the Term of Employment conducted by the Company.

            (b) During the Term of Employment and for the period that any payments are made pursuant to paragraphs 6(d) or 6(e), Employee agrees not to:

                (i) engage, directly or indirectly, within the United States of America in any apparel business involving ladies' or children's wearing apparel which is directly competitive with the business conducted by the Company; or

                (ii) directly or indirectly, on behalf of himself or any business in which he may, directly or indirectly, be engaged, recruit, solicit, induce (or attempt to induce), or have any part in, the diversion of any of the Company's employees or sales representatives from their relationships with the Company or retain or employ any of the Company's employees or sales representatives.

            (c) In addition, Employee shall not at any time, during or after the termination of this Employment Agreement, engage in any business which uses as its name, in whole or in part, "Donnkenny" or any other name used by the Company during or prior to the Term of Employment.

            For the purposes of this paragraph 9, Employee will be deemed directly or indirectly engaged in a business if he participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he controls such business. Employee shall not for purposes of this paragraph be deemed a stockholder or lender if he holds less than two (2%) percent of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of the Company, provided that Employee shall not be in a control position with regard to such corporation.

         10. Inventions. As between Employee and the Company, all products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties, whether or not furnished by Employee, created, developed, invented, or used in connection with Employee's employment hereunder or prior to this Employment Agreement, will be the sole and absolute property of the

Company for any and all purposes whatever in perpetuity, whether or not conceived, discovered and/or developed during regular working hours. Employee will not have, and will not claim to have, under this Employment Agreement or otherwise, any right, title or interest of any kind or nature whatsoever in or to any such products, designs, styles, processes, discoveries, materials, ideas, creations, inventions and properties.

         11. Arbitration. Any controversy arising out of or relating to this Employment Agreement, including any modification or amendment thereof, shall be resolved by arbitration in the City of New York, pursuant to the rules then obtaining of the American Arbitration Association. The parties agree that the arbitrators sitting in any controversy shall have no power to alter or modify any express provision of this Employment Agreement, or make any award which by its terms effects such alteration or modification. The parties consent to the application of the New York or Federal Arbitration Statutes and to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court of the Southern District of New York, for judgment on an award and for all other purposes in connection with said arbitration and further consent that any notice, process or notice of motion or other application to either of said Courts or Judges thereof, or of any notice in connection with any arbitration hereunder, may be served in or out of the State or Southern District of New York by certified or registered mail, return receipt requested, or by

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

personal service, provided a reasonable time for appearance is allowed, or in such other manner as may be permitted under the rules of the American Arbitration Association or of either of said Courts. Judgment upon the award rendered may be entered by any Court having jurisdiction. Any provisional remedy which, but for this provision to arbitrate disputes, would be available at law, shall be available to the parties hereto pending the final award of the arbitrators.

         12. Injunctive Relief. The parties hereto recognize that irreparable damage may result to the Company and its business and properties if Employee fails or refuses to perform his obligations under this Employment Agreement and that the remedy at law for any such failure or refusal may be inadequate. Accordingly, notwithstanding the provisions of paragraph 11 hereof to arbitrate disputes arising hereunder, it is understood that the Company has not waived its rights to seek any provisional remedies (including, without limitation, injunctive relief) and damages. The institution of any arbitration proceedings shall not bar injunctive relief, or any other provisional remedy, pending the final award of the arbitrators.

         13. Absence of Restrictions. Employee represents and warrants that he is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon his entering into this Employment Agreement or performing the services called for by this Employment Agreement.

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

         14. Further Instruments. Employee will execute and deliver all such other further instruments and documents as may be necessary, in the opinion of the Company, to carry out the purposes of this Employment Agreement, or to confirm, assign or convey to the Company any products, designs, styles, processes, discoveries, materials, ideas, creations, inventions or properties referred to in paragraph 10 hereof, including the execution of all patent, design patent, copyright, trademark or trade name applications.

         15. Invalidity and Severability. If any provisions of this Employment Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Employment Agreement, and, to that extent, the provisions of this Employment Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, if any provision of paragraph 9 of this Employment Agreement shall be held to be invalid or unenforceable by reason of geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provisions of this Employment Agreement, and any such provisions of this Employment Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to invalid or unenforceable.

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

         16. Notices. Any notice required or permitted to be given under this Employment Agreement shall be sufficient if in writing and if sent by registered or certified mail or telegram, as follows:

         As to Employee:               Harvey Horowitz, Esq.
                                       239 East 79th Street
                                       New York, New York  10021

         As to the Company:            Donnkenny Apparel, Inc.
                                       1411 Broadway
                                       New York, New York  10018
                                       Attn:  Richard Rubin, Chairman
                                              and Chief Executive Officer

              with a copy to:          Kramer, Levin, Naftalis & Frankel
                                       919 Third Avenue
                                       New York, New York  10022
                                       Attn:  Thomas E. Constance, Esq.

or to such other address as either party hereto may designate by notice given in accordance with this Employment Agreement.

         17. Assignment. A party hereto may not assign this Employment Agreement or any rights or obligations hereunder without the consent of the other party hereto; provided, however, that upon the sale or transfer of all or substantially all of the assets of the Company, or upon the merger by the Company into, or the combination with, another corporation, this Employment Agreement will inure to the benefit of and be binding upon the person, firm or corporation purchasing such assets, or the corporation surviving such merger or consolidation, as the case may be. The provisions of this Employment Agreement where applicable are binding upon the

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heirs of Employee and upon the successors and assigns of the parties hereto.

         18. Waiver of Breach. Waiver by either party of a breach of any provision of this Employment Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party.

         19. Definition of Company. As used in this Employment Agreement the term "Company" shall also include any subsidiary or affiliate of the Company.

         20. Entire Employment Agreement. This instrument contains the entire agreement of the parties as to the subject matter hereof and supersedes and replaces all prior oral or written agreements between the parties. It may not be changed orally, but only by an amendment to the Employment Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         21. Applicable Law. This Employment Agreement shall be construed in accordance with the laws of New York.

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         IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the day and year first above written.


                                        DONNKENNY APPAREL, INC.


                                        By: /s/ Richard Rubin
                                           ------------------------------
                                            Richard Rubin, Chairman
                                            and Chief Executive Officer


                                             /s/ Harvey Horowitz
                                        ---------------------------------
                                                 Harvey Horowitz


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